Exhibit 99.1

RAINMAKER REPORTS RECORD FIRST QUARTER REVENUE

Campbell, Calif., May 10, 2007 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services, today reported financial results for the 2007 first quarter ended March 31, 2007.

First Quarter Financial Highlights:

•	Revenue increased to a record $16.3 million

•	GAAP net income of $555,000, or $0.03 per diluted share

•	Non-GAAP net income of $1.4 million, or $0.08 per diluted share

•	Cash and cash equivalents of $19.6 million

Rainmaker achieved record first quarter net revenue of $16.3 million, representing a 47% increase over net revenue of $11.1 million in the first quarter of 2006 and a 13% sequential increase from net revenue of $14.4 million in the fourth quarter of 2006.

Gross margin was 49% in the first quarter of 2007, compared to 50% in the first quarter of 2006, and 51% in the fourth quarter of 2006.

First quarter GAAP net income was $555,000, or $0.03 per diluted share, compared to GAAP net income of $820,000, or $0.06 per diluted share, for the first quarter of 2006, and GAAP net income of $943,000, or $0.06 per diluted share, in the fourth quarter of 2006.

EBITDA in the first quarter was $1.7 million, or 10% of net revenue, compared to EBITDA of $1.5 million in the first quarter of 2006 and EBITDA of $1.9 million in the fourth quarter of 2006. See Exhibit A for a reconciliation of GAAP net income to EBITDA.

First quarter non-GAAP net income was $1.4 million, or $0.08 per diluted share. Non-GAAP net income excludes stock based compensation of $314,000, amortization of intangible assets from acquisitions of $643,000, and net revenue adjustments related to fair value purchase accounting of $77,000, net of the tax effect of these adjustments of $193,000. This compares to non-GAAP net income of $1.1 million, or $0.08 per diluted share, for the first quarter of 2006, and non-GAAP net income of $1.7 million, or $0.11 per diluted share, in the fourth quarter of 2006. See Exhibit B for a reconciliation of GAAP net income to non-GAAP net income.

The effective tax rate for the first quarter was approximately 18.7%.

First quarter 2007 diluted EPS results are based on 16.5 million weighted average shares outstanding, calculated using the treasury stock method.

Total shares outstanding at March 31, 2007 were approximately 15.2 million common shares, including 0.4 million restricted stock awards. In addition, Rainmaker had 2.9 million unexercised options and warrants with a weighted average exercise price of approximately $4.68 per share.

Total cash and cash equivalents at March 31, 2007 was $19.6 million, compared with $22 million at December 31, 2006. The Company closed the acquisition of CAS Systems in January 2007, using $1.5 million in cash, net of cash acquired at closing.

Recent Business Highlights

•	Selected by global IT management software provider for lead development

•	Global software manufacturer client renewed agreement for contract sales for multi-year term

•	Fortune 50 hardware client extended agreement for lead development

•	Tier 1 wireless and data services client expanded agreement for lead development

•	Global online employment solutions client extended agreement for training sales

•	Closed follow-on public offering of common stock in April, raising net proceeds of approximately $27.3 million

Business Update

“Our record first quarter revenue reflects strong growth and continued strong momentum in cross selling and expansion opportunities with our expanding client base,” said Michael Silton, CEO of Rainmaker Systems. “We are making significant progress in building our technology and capabilities to further leverage our unique strengths and better serve our clients. Proceeds from our recent follow-on public offering strengthen our balance sheet and provide additional resources to support our growth strategy of enhancing our technology and solutions, furthering our international expansion and selectively pursuing strategic acquisitions.”

Financial Guidance

The Company is reaffirming its previously stated financial guidance to grow 2007 revenue to $65 million to $67 million, representing growth of approximately 33% to 37% from 2006. For the second quarter of 2007, Rainmaker estimates revenue to be up significantly from its prior year second quarter and to be down slightly from its seasonally strong first quarter. Based on the Company’s near-term expansion opportunities with existing clients, including international activities, Rainmaker is continuing its significant investment in technology and development during the second quarter, as previously stated. Also, as previously stated, the Company is increasing its spending in the second quarter related to Section 404 of the Sarbanes-Oxley Act. Accordingly, the Company could report in the range of a small GAAP net profit to a small GAAP net loss for the quarter ending June 30, 2007.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2007 first quarter results. Those wishing to participate in the live call should dial (800) 218-4007 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11088120 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net income and adjusted net income per share, which are referred to as non-GAAP net income and non-GAAP net income per share, and EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. Non-GAAP net income, non-GAAP net income per share and EBITDA exclude certain expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net income consists of net income including an adjustment intended to reflect the full amount of revenue on assumed contracts in connection with acquisitions and excluding equity plan-related compensation expenses and amortization of purchased intangible assets. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income is adjusted by the amount of additional taxes that Rainmaker would accrue using a normalized effective tax rate applied to the non-GAAP results. The net revenue adjustment was $77,000 for the three months ended March 31, 2007 and related primarily to contracts assumed in connection with Rainmaker’s acquisition of ViewCentral in September 2006 and to a lesser extent its acquisition of CAS Systems in January 2007. Stock compensation adjustments were $314,000 for the three months ended March 31, 2007 and related to option award and restricted stock awards granted since the adoption of FASB Statement No. 123R, Share Based Payments, in January 2006. Amortization of intangible assets was $643,000 for the three months ended March 31, 2007 and related primarily to the prior acquisitions of Sunset Direct, Launch Project, Metrics Corp, ViewCentral and CAS Systems. The tax effect of these adjustments was an expense of $193,000 for the three months ended March 31, 2007.

EBITDA consists of net income excluding interest income or expense, income taxes, depreciation and amortization. Interest and other income was $129,000 for the three months ended March 31, 2007 and related primarily to interest earned on cash deposits offset by interest expense on term loans. Provision for income taxes was $128,000 for the three months ended March 31, 2007. Non-cash charges for depreciation of property and equipment was $497,000 for the three months ended March 31, 2007. Non-cash charges for amortization of acquisition related intangibles was $643,000 for the three months ended March 31, 2007 and related primarily to our prior business acquisitions.

Non-GAAP net income, non-GAAP net income per share and EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net income, non-GAAP net income per share and EBITDA because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net income, non-GAAP net income per share and EBITDA when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the company’s core operating results and facilitates comparisons of the company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery Platform(SM) combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and they assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that we are currently dependent on a few significant client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation and/or realignment of some client relationships, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 626-2439	(323) 468-2300
stevev@rmkr.com	rmkr@mkr-group.com

- Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$19,581	$21,996
Restricted cash	276	315
Accounts receivable, less allowance for doubtful accounts of $ 223 at March 31, 2007 and $233 at December 31, 2006	18,366	13,547
Prepaid expenses and other current assets	2,305	1,172

Total current assets	40,528	37,030
Property and equipment, net	5,320	4,293
Intangible assets, net	6,161	5,604
Goodwill	8,431	7,006
Other noncurrent assets	371	325

Total assets	$60,811	$54,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,829	$22,522
Accrued compensation and benefits	2,228	1,979
Other accrued liabilities	2,370	2,368
Deferred revenue	3,814	3,457
Current portion of capital lease obligations	—	2
Current portion of notes payable	2,084	1,500

Total current liabilities	36,325	31,828
Deferred tax liability	98	43
Long term deferred revenue	260	268
Notes payable, less current portion	1,458	417

Total liabilities	38,141	32,556

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 15,199,516 shares outstanding at March 31, 2007 and 15,088,294 shares outstanding at December 31, 2006	15	15
Additional paid-in capital	81,698	81,265
Accumulated deficit	(59,023)	(59,578)
Accumulated other comprehensive loss	(20)	—

Total stockholders’ equity	22,670	21,702

Total liabilities and stockholders’ equity	$60,811	$54,258

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Net revenue	$16,265	$11,070
Cost of services	8,328	5,498

Gross margin	7,937	5,572

Operating expenses:
Sales and marketing	1,690	732
Technology and development	2,355	1,221
General and administrative	2,198	2,070
Depreciation and amortization	1,140	696

Total operating expense	7,383	4,719

Operating income	554	853
Interest and other income, net	129	21

Income before income tax expense	683	874
Income tax expense	128	54

Net income	$555	$820

Basic income per share	$0.04	$0.07

Diluted income per share	$0.03	$0.06

Weighted average common share
Basic	14,678	12,496

Diluted	16,490	13,068

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Operating activities:
Net income	$555	$820
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	497	461
Amortization of intangible assets	643	235
Stock-based compensation expense	314	14
Provision for allowances for doubtful accounts	64	89
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(4,098)	(1,780)
Prepaid expenses and other assets	(808)	(8)
Accounts payable	3,143	3,162
Accrued compensation and benefits	208	76
Other accrued liabilities	(304)	(31)
Deferred tax liability	55	—
Deferred revenue	179	301

Net cash provided by operating activities	448	3,339

Investing activities:
Purchases of property and equipment	(1,113)	(658)
Restricted cash, net	39	106
Acquisition of business, net of cash acquired	(1,510)	—

Net cash used in investing activities	(2,584)	(552)

Financing activities:
Proceeds from issuance of common stock from option exercises	65	63
Proceeds from issuance of common stock from warrant exercises	54	—
Net proceeds from issuance of common stock and warrants from private placement	—	5,312
Principal payment of notes payable	(375)	(2,376)
Principal payment of financing arrangements	—	(100)
Principal payment of capital lease obligations	(2)	(59)

Net cash (used in) provided by financing activities	(258)	2,840

Effect of exchange rate changes on cash:	(21)	—

Net (decrease) increase in cash and cash equivalents	(2,415)	5,627

Cash and cash equivalents at beginning of period	21,996	9,746

Cash and cash equivalents at end of period	$19,581	$15,373

Supplement disclosures of cash flow information:
Cash paid for interest	$54	$79

Cash paid for taxes	$32	$—

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) ( GAAP) TO EBITDA (1)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2007	Dec. 31, 2006	March 31, 2006
Net income –GAAP basis	$555	$943	$820

Add:
Provision for income taxes	128	114	54
Non-cash charges for depreciation of property and equipment	497	449	461
Non-cash charges for amortization of acquisition related intangibles	643	567	235
Interest and other income	(129)	(133)	(21)

	1,139	997	729

EBITDA – Non GAAP basis	$1,694	$1,940	$1,549

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (1)

(In thousands, except per share)

(Unaudited)

	Three Months Ended
	March 31, 2007	Dec. 31, 2006	March 31, 2006
Net income – GAAP basis	$555	$943	$820
Net revenue adjustment (2)	77	116	—
Stock compensation adjustments (3):
Cost of services	59	37	1
Sales and marketing	60	42	—
Technology and development	48	19	2
General and administrative	147	58	11
Amortization of intangible assets (4)	643	567	235
Tax effect of adjustment (5)	(193)	(91)	(15)

Net income – Non-GAAP basis	$1,396	$1,691	$1,054

Diluted weighted average shares outstanding	16,490	15,990	13,068

Non-GAAP diluted net income per share	$0.08	$0.11	$0.08

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed five acquisitions since January 1, 2005, we believe non-GAAP net income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income is not meant to be considered in isolation or as a substitute for GAAP net income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Business combination accounting rules require us to record the fair value of contracts assumed in connection with acquisitions. The non-GAAP adjustment is intended to reflect the full amount of revenue on assumed contracts that would have otherwise been recorded during the three months ended March 31, 2007 which are related to our acquisitions of ViewCentral on September 15, 2006 and CAS Systems, Inc on January 25, 2007. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on these types of contracts, although we cannot be sure that customers will renew these contracts. These adjustments will continue through our fiscal year ending 2008.
(3)	Stock-based compensation: We adopted FASB Statement No. 123R, Share Based Payments, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option and restricted stock awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. In accordance with the modified prospective method, our financial statements for periods prior to January 1, 2006 have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation expenses will recur in future periods.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions.

Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

(5)	The income tax provision was calculated reflecting an effective tax rate of 18.7%, 10.8% and 6.2% in the three months ended March 31, 2007, December 31, 2006 and March 31, 2006, respectively.

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